Exhibit 99.1

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
         SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements"1 by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Swift Transportation Co., Inc. ("Swift") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

     To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. Swift provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

     As to Swift's business and financial performance generally, important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) excess capacity in the trucking industry; (ii) significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees and insurance premiums, to the extent not offset by increases in freight rates or fuel surcharges; (iii) difficulty in attracting and retaining qualified drivers and owner operators, especially in light of the current shortage of qualified drivers and owner operators; (iv) recessionary economic cycles and downturns in customers' business cycles, particularly in market segments and industries (such as retail and manufacturing) in which the Company has a significant concentration of customers; (v) seasonal factors such as harsh weather conditions that increase operating costs; (vi) increases in driver compensation to the extent not offset by increases in freight rates; (vii) the inability of the Company to continue to secure acceptable financing arrangements; (viii) the ability of the Company to continue to identify acquisition candidates that will result in successful combinations; (ix) an unanticipated increase in the number of claims for which the Company is self insured; (x) a significant reduction in or termination of the Company's trucking services by a key customer; (xi) the loss of key executives; (xii) new or more comprehensive regulations with respect to fuel emissions, hours in service, or ergonomics; (xiii) a spill or other accident involving hazardous substances; (xiv) the depressed market for used equipment, particularly tractors; and (xv) the possibility that the Company may not realize the expected benefits of its litigation settlement with an insurance carrier.

     With respect to Swift's merger with M.S. Carriers in the second quarter of 2001, these factors include, but are not limited to, the following: (i) the risk that the revenue and other synergies and cost savings anticipated to result from the merger may not be fully realized or may take longer to realize than expected; (ii) the difficulty the stock market may have in valuing the business model of the combined company; and (iii) disruption from the merger making it more difficult to maintain relationships with customers, employees, or suppliers.

     Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Swift undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

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1.   "Forward-looking  statements"  can be  identified  by use of words  such as
     "expect,"  "believe,"  "estimate,"  "project,"  "forecast,"   "anticipate,"
     "plan," and similar expressions.